UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2024

TORTOISEECOFIN ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40633	98-1583266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 309 Zephyr Cove, NV	89448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 981-1020

195 US HWY 50, Suite 208

Zephyr Cove, NV 89448

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	TRTL.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	TRTL	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	TRTL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, TortoiseEcofin Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), held an extraordinary meeting of its shareholders on April 19, 2024 (the “April Extension Meeting”) to amend the Company’s amended and restated memorandum and articles of association (“Company Charter”) to extend the date by which the Company must consummate an initial business combination from April 22, 2024, on a monthly basis (each such monthly extension, if pursued, a “Month-to-Month Extension”), up to six times until October 22, 2024 (or such earlier date as determined by the Company’s board of directors) (the “April Extension”). In connection with the April Extension Meeting and April Extension, TortoiseEcofin Sponsor III LLC, the Company’s sponsor (the “Sponsor”), has agreed to deposit into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) $0.02 per share for each public share that is not redeemed in connection with each Month-to-Month Extension utilized by the Company in accordance with the Company Charter (such payments, the “Month-to-Month Extension Payments”).

In connection with the April Extension Meeting and the Month-to-Month Extension Payments described above, including the Sponsor’s obligations in respect thereof, on June 6, 2024, the Company, the Sponsor and One Energy Enterprises Inc. (“One Energy”) entered into subscription agreements (the “Subscription Agreements”) with two third-party investors (the “Investors”) substantially in the form attached as Exhibit 10.1 hereto, which is incorporated herein by reference. Pursuant to the Subscription Agreements, the Investors agreed to contribute an aggregate of $100,000 to the Sponsor as a capital contribution (the “Capital Contribution”), which Capital Contribution will generally be treated as part of a loan made by the Sponsor to the Company and will be loaned by the Sponsor to the Company for working capital expenses and extensions, within two business days after the execution of the Subscription Agreements. In consideration of such Capital Contribution, the Subscription Agreements contemplate that the Investors will receive, upon consummation, if any, of the proposed business combination with One Energy (the “Business Combination”), an aggregate of 50,000 shares (the “Subscription Shares”) of issued by TRTL Holding Corp., a wholly-owned subsidiary of the Company which, assuming consummation of the proposed Business Combination, will be the go-forward public company (“Pubco”) after the closing of the Business Combination (the “DeSPAC Closing”). The Subscription Shares will be issued within two business days after the DeSPAC Closing and will have certain registration rights described in the Subscription Agreements. Under the terms of the Subscription Agreements, following the Company’s repayment of the amount of the Capital Contribution to the Sponsor, the Sponsor, in turn, shall pay an amount equal to the Capital Contribution to the Investors, within five business days of the DeSPAC Closing (the “Return of Capital”). In addition, within seven days of the DeSPAC Closing, Pubco will pay the Investors an aggregate of additional one-time cash payment in the aggregate amount of $50,000 (the “Cash Payment”).

Furthermore, in the event the Business Combination is completed and a mandatory trigger of One Energy’s Series A preferred stock occurs prior to the DeSPAC Closing under the terms of the Certificate of Incorporation of One Energy, the Investors will have a one-time option to cause Pubco to repurchase up to an aggregate of 240,000 shares of common stock owned by the Investors as a result of private purchases of One Energy’ Series A shares prior to the closing of the Business Combination, at $10.00 per share, which option is exercisable within the first thirty trading days following the completion of the Business Combination.

If the Business Combination is not completed, the Subscription Agreements provide that One Energy will issue to the Investors the number of shares of One Energy common stock equal to the principal amount of their Capital Contributions at a price that values One Energy at its most recent private company equity valuation. If One Energy’s shares of common stock are not listed on a national securities exchange by December 31, 2026, the Investors will also have a one-time option to cause One Energy to redeem all of the One Energy shares then-owned by the Investors that are a direct result from the Subscription Agreements for an amount equal to the product of (x) 1.05 and (y) the Capital Contribution.

The foregoing description is qualified in its entirety by reference to the terms and conditions of the Subscription Agreements, the form of which is attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Subscription Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2024

TORTOISEECOFIN ACQUISITION CORP. III

By:	/s/ Vincent T. Cubbage
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer